Consent of Independent Auditors
                        -------------------------------


We have issued our report dated February 12, 1999 (except for Note 2, as to which the date is February 25, 1999), accompanying the consolidated financial statements and schedule included in the Annual Report of Sirco International
Corp. and subsidiaries on Form 10-K for the year ended November 30, 1998. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-19611 of Sirco International Corp. on Form S-8 and in Registration Statements No. 333-25971, No. 333-27911 and No. 333-52525 of Sirco International Corp. on Form S-3.

/s/NUSSBAUM YATES & WOLPOW, P.C.
--------------------------------
NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York
February 26, 1999